                                                                     EXHIBIT 4.4

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of March 24, 1998 but effective as of October 1, 1997, is entered into among GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("Borrower"), the banks listed on the signature pages hereof (collectively, "Lenders"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender (in said capacity, "Administrative Lender").


                                   BACKGROUND

         A. Borrower, Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of August 19, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 1997 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Borrower, Lenders and Administrative Lender desire to make an amendment to the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Lenders and Administrative Lender covenant and agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT.

         (a) The definition of "EBITDA" set forth in Article I of the Credit Agreement is hereby amended to read as follows:

                  "`EBITDA' means, for the Companies, on a consolidated basis, for the twelve (12) month period preceding any date of determination, the sum of (a) operating income plus (b) depreciation expense, plus (c) amortization expense (not including amortization expense related to program rights and inventories), plus (d) to the extent not already included in operating income, the lesser of (i) earnings or (ii) cash distributions received from unconsolidated Subsidiaries, plus (e) for any period beginning January 1, 1998, to the extent included in determining operating income, but without duplication with respect to any non-cash charges set forth in the immediately succeeding proviso, non-recurring, non-cash charges, if any, minus (f) for any period beginning January 1, 1998, to the extent included in determining operating income, non-recurring, non-cash credits, if any; provided, however, for purposes of calculation of EBITDA for any period of determination including the month of (y) September, 1997, there shall be added to EBITDA (to the extent included in determining operating income) the sum of cash and



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         non-cash charges related to (A) the Westinghouse Merger not to exceed
         $36,300,000, plus (B) the write-down of television program inventories at KTVT not to exceed $11,740,000, and (z) December, 1997, there shall be added to EBITDA (to the extent included in determining operating income) the sum of cash and non-cash charges related to (A) the write-down of property, equipment and inventory and for severance and termination benefits related to the closing of the Opryland theme park not to exceed $42,006,000, plus (B) the cessation of operations of CMT Europe not to exceed $5,000,000."

         (b) Section 4.4 of the Credit Agreement is hereby amended to read as follows:

                  "4.4 Net Worth. Borrower shall not permit Net Worth (a) as of October 1, 1997 (taking into account the effect of the Westinghouse Merger) and thereafter up to but not including December 31, 1997 to be less than an amount equal to the sum of (i) the greater of 90% of Net Worth on October 1, 1997 (taking into account the effect of the Westinghouse Merger) or $425,000,000, plus (ii) 50% of the cumulative Net Income from and including October 1, 1997 through the date of calculation (but excluding from the calculation of cumulative Net Income the effect, if any, of any fiscal quarter (or any portion of a fiscal quarter not yet ended) for which Net Income was a negative number), plus (iii) 75% of the Net Proceeds received by Borrower or any of its Subsidiaries from any Equity Issuance occurring on and after October 1, 1997 up to but not including December 31, 1997, plus (iv) any increase in stockholders' equity of Borrower pursuant to the conversion or exchange of preferred Capital Stock of Borrower into common Capital Stock of Borrower, plus (v) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any of its Subsidiaries to the extent the purchase price therefor is paid in Capital Stock of Borrower or any of its Subsidiaries, and (b) as of December 31, 1997 and thereafter to be less than an amount equal to the sum of (i) 90% of Net Worth on December 31, 1997, plus (ii) 50% of the cumulative Net Income from and including January 1, 1998 (but excluding from the calculation of cumulative Net Income the effect, if any, of any fiscal quarter (or any portion of a fiscal quarter not yet ended) for which Net Income was a negative number), plus (iii) 75% of the Net Proceeds received by Borrower or any of its Subsidiaries from any Equity Issuance occurring on and after January 1, 1998, plus (iv) any increase in stockholders' equity of Borrower pursuant to the conversion or exchange of preferred Capital Stock of Borrower into common Capital Stock of Borrower, plus (v) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any of its Subsidiaries to the extent the purchase price therefor is paid in Capital Stock of Borrower or any of its Subsidiaries."

         (c) The Officer's Certificate-Financial in the form of Exhibit N to the Credit Agreement is hereby amended to be in the form of Exhibit N to this Second Amendment.



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         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its
execution and delivery hereof, Borrower represents and warrants that after giving effect to the amendments contemplated by the foregoing Section 1:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty relates expressly to a specified date or is no longer correct because of a change in circumstances permitted by the Loan Documents;

         (b) no event has occurred and is continuing which constitutes a Default or Event of Default;

         (c) Borrower has full power and authority to execute and deliver this Second Amendment and the Credit Agreement, as amended hereby, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Second Amendment or the Credit Agreement, as amended by this Second Amendment, will contravene or conflict with any Law to which Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Tribunal or other Person, is required for the execution, delivery or performance by Borrower of this Second Amendment or the acknowledgement of this Second Amendment by any Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This Second Amendment shall be effective as of October 1, 1997, subject to the following:

         (a) Administrative Lender shall have received counterparts of this Second Amendment executed by Determining Lenders;

         (b) Administrative Lender shall have received counterparts of this Second Amendment executed by Borrower and acknowledged by each Guarantor; and

         (c) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender reasonably shall require.


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         4. GUARANTOR ACKNOWLEDGEMENT. By signing below, each of the Guarantors
(i) acknowledges, consents and agrees to the execution and delivery of this Second Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         5. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

         (b) The Credit Agreement, as amended by this Second Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under the Credit Agreement, as amended by this Second Amendment).

         7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW: BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR


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SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================



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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to be effective as of the date first above written.

                                    GAYLORD ENTERTAINMENT COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    NATIONSBANK OF TEXAS, N.A.
                                    as a Lender, Swing Line Bank, Issuing
                                    Bank and as Administrative Lender



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE BANK OF NEW YORK



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE FUJI BANK, LIMITED, ATLANTA
                                    AGENCY



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------




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                                    SUNTRUST BANK, NASHVILLE, N.A.



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    FIRST AMERICAN NATIONAL BANK



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CREDIT LYONNAIS NEW YORK BRANCH



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    BANQUE PARIBAS



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------




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                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    FIRST UNION NATIONAL BANK



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE SAKURA BANK, LIMITED



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, ATLANTA AGENCY



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    COMERICA BANK



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------




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                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD.



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE SANWA BANK, LIMITED



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE BANK OF NOVA SCOTIA



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    WACHOVIA BANK, N.A.



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    BANK OF TOKYO MITSUBISHI TRUST
                                    COMPANY



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



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ACKNOWLEDGED AND AGREED:

IDEA ENTERTAINMENT, INC.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------


CNR, INC.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------


GAYLORD BROADCASTING COMPANY, L.P.

By:      Gaylord Communications, Inc.,
         its General Partner



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------


OPRYLAND ATTRACTIONS, INC.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------




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OLH, L.P.

By: Opryland Hospitality, Inc.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------


OPRYLAND MUSIC GROUP, INC.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------






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